UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2025

LEGACY VENTURES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55849	30-0826318
(State of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

Unit 01, 82/F. International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 3960 6394

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	LGYV	N/A

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2025, Mr. Hoi Sau KOO (“Mr. KOO”), resigned his positions as Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and the Chairman of Board of Directors of the Company.

On January 7, 2025, the Company’s Board of Directors appointed Dr. Seung Fai WONG (“Dr. WONG”), aged 59, to act as the Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and the Chairman of Board of Directors of the Company.

The biography for the new director and officer of the Company is set forth below:

Dr. Seung Fai WONG obtained his Bachelor of Science (BSc) degree in Land Management and Master of Science (MSc) degree in Urban Land Appraisal from the University of Reading in 1990 and 1992, respectively. In 2004, Dr. WONG obtained his Doctor of Philosophy degree from Queen’s University of Brighton.

Dr. WONG has been working for the Asia Asset Limited as a Vice President since joining in January 2002. He was then promoted to the position of President of the company on 1 April 2010. His mainly responsible for providing professional consultant services and preparation for valuation, planning and development proposals in China, Hong Kong, Macau and overseas including USA, Canada, Australia, UK, Malaysia, Singapore for private and listing companies. He has participated in providing professional advice and preparation for planning and development proposals for mixed agricultural, residential and commercial environmental friendly developments in Inner Mongolia; residential and commercial developments in Hong Kong, Macau, Shenzhen, Shanghai, Beijing, Dongguan, Huizhou, Hainan, Australia, Canada, and UK; hotel and casino developments in Singapore, Macau and Cambodia; recreation and hotel developments in Hong Kong, Macau, Hainan, Dongguan, Zhuhai, Huizhou and Inner Mongolia.

Before working in Asia Asset Limited, Dr. WONG worked in the Rating and Valuation Department of the Hong Kong Government from 1998 to 2001 as a Valuation Surveyor in its Special Properties Division mainly responsible for rating valuation of special properties in Hong Kong. Before the Rating and Valuation Department, he was employed by RHL, Francis Lau & Co. (Surveyors) Ltd. from 1993 to 1998. He joined the company as an Associate Director in 1993 and then was promoted to a director in 1994. He was mainly responsible for providing professional consultant services for different kinds of property and business valuations, planning and development proposals and feasibility studies for projects in China, Hong Kong, Macau and overseas for private and listing companies. He had participated in major valuations for listing (IPO) projects in Hong Kong and Australia including Guangzhou Investment Company Limited, Shum Yip Investment Limited and Sino Dragon Holding Limited. He had participated in providing professional advice and preparation for planning, development, financing, investment and management proposals for residential, commercial and hotel developments in Guangzhou, Shenzhen, Shanghai, Beijing, Zhongshan, Zhuhai, Hainan, Beijing, Canada, Australia, Macau and Hong Kong.

Dr. WONG has been practicing as a Royal Chartered Surveyor (General Practice Division) since 1993. He has over 30 years post qualification experience on valuations of buildings and lands, plant and machinery, business, tangible and intangible assets in China, Hong Kong, Macau and overseas for private and listing companies in China, Hong Kong and USA. And he has over 30 years post qualification experience on professional advice and preparation for planning, development, funding, investment and management proposals for projects in China, Hong Kong, Macau, Singapore, Malaysia, Korea, Australia, Canada, USA, UK and overseas for private and listing companies. He has been acting as an expert witness in proceedings before the High Court, the District Court and the Lands Tribunal in Hong Kong since 1993.

Dr. Wong is currently the Member of the Royal Institution of Chartered Surveyors, Member of the Hong Kong Institute of Surveyors, Registered Professional Surveyor (General Practice) and Member of the China Institute of Real Estate Appraiser.

The Company believes Dr. WONG’s all-round experience will help the business development of the Company. As a result, Dr. WONG is appointed as the above-mentioned capacities of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2025

LEGACY VENTURES INTERNATIONAL, INC.

/s/ Dr. Seung Fai WONG
By:	Dr. Seung Fai WONG
Title:	CEO

3